Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

VECTREN CORPORATION

(Existing Under the Indiana Business Corporation Law, as amended (“Law”))

ARTICLE I

IDENTIFICATION

Section l.    Name. The name of the corporation is Vectren Corporation (hereinafter referred to as the “Corporation”).

Section 2.    Registered Agent and Office. The registered agent and office of the Corporation shall be as reflected in the records of the Office of the Indiana Secretary of State from time to time.

Section 3.    Principal Office. The principal office of the Corporation shall be located at any place as designated in the records of the Office of the Indiana Secretary of State from time to time. The Corporation may also have offices at such other places or locations, within or without the State of Indiana, as the Board of Directors may determine or the business of the Corporation may require.

ARTICLE II

SHARES

Section 1.    Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. The Corporation may (but is not required to) place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may (but is not required to) credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the note is not paid, or the benefits are not received, the shares escrowed or restricted and the distributions credited shall be cancelled in whole or in part. When payment for which a share was authorized to be issued shall have been received by the Corporation, such share shall be declared and taken to be fully paid and nonassessable. The determination of the Board of Directors as to the consideration to be received or received for shares is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable.

Section 2.    Certificates for Shares. The share certificates to represent the shares of the Corporation, if any, shall be in such form not inconsistent with the Law, as may be adopted by the Board of Directors. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge. If the person who signed a share certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each share certificate to bear the signature of either or both.

Section 3.    Transfer Records. Usual and customary share records of the Corporation, permitting preparation of a list of the names and addresses of all shareholders, in alphabetical order by class or series of shares showing the number and class or series of shares held by each shareholder, shall be kept at its principal office, unless the Corporation appoints a transfer agent or registrar. If a transfer agent is appointed by the Corporation, shareholders shall give written notice of any changes in their addresses from time to time to the transfer agent.

Section 4.    Transfer of Shares. The Articles of Incorporation, these Bylaws, an agreement among shareholders or an agreement between shareholders and the Corporation may impose restrictions on the transfer or registration of transfer of shares as provided in the Law. Whether or not such restrictions by agreement exist, title to a certificate and to the shares represented thereby can be transferred only:

(a)    By delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby; or

(b)    By delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

The transfer of uncertificated shares, if any, shall be governed by such reasonable requirements as shall be imposed by the Corporation upon issuance of such shares.

Section 5.    Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of such shares to receive dividends, to vote as such owner, to hold liable for calls and assessments, and to treat as owner in all other respects and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have actual or constructive notice thereof, except as otherwise provided by the Law.

Section 6.    Lost, Stolen, or Destroyed Certificates. The Corporation may cause a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of share to be lost, stolen, or destroyed, provided that such claimant requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith without notice of any adverse claim. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to give the Corporation a bond or other adequate security in such sum and in such form as it may direct to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed. The Corporation, in its discretion, may authorize the issuance of such new certificates without any bond or other adequate security when, in its judgment, it is proper to do so. When a certificate has been lost, apparently destroyed, or wrongfully taken and the holder of record fails to notify the Corporation within a reasonable time after such holder has notice of it, and the Corporation registers a transfer of the shares represented by this certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

ARTICLE III

MEETING OF SHAREHOLDERS

Section 1.    Date, Time and Place of Meeting. All meetings of shareholders shall be held at such location within or without this State and at such date and time as determined by the Board of Directors and as specified in the respective calls and notices or waivers of notice thereof. If no designation is so made, the place of the meeting shall be the principal office of the Corporation.

Section 2.    Annual Meeting. The annual meeting of the shareholders for the election of the Board of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held (i) within six (6) months after the close of each fiscal year (as set forth below) or (ii) within fifteen (15) months following the immediately preceding annual meeting.

Section 3.    Failure to Hold Meeting. The failure to hold the annual meeting at the time stated in Section 2 of this Article does not affect the validity of any corporate action taken at such meeting.

Section 4.    Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, if any, by the Board of Directors, by the President or by shareholders holding at least twenty-five percent (25%) of all the shares outstanding and entitled to vote on the business proposed to be transacted thereat, if such shareholders sign, date, and deliver to the Corporation’s Secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held. The record date for determining shareholders to demand a special meeting is the date the first shareholder signs the demand. Only business within the purpose or purposes described in the meeting notice may be conducted at the special shareholders’ meeting. The time and date of a special meeting shall be no later than one hundred twenty (120) days after receipt by the Corporation of the written demand(s) required by this Section.

Section 5.    Notice of Meetings. A written, printed, or electronic notice, stating the place, date and time of the meeting, and in case of a special meeting a description of the purpose or purposes for which the meeting is called, shall be delivered by the Secretary, to each holder of the shares of the Corporation at the time entitled to vote, at such address as appears upon the records of the Corporation, at least ten (10) days and no more than sixty (60) days before the date of the meeting. The record date for meetings shall be established by the Board of Directors not more than seventy (70) days prior to the meeting. Notice of any such meeting may be waived in writing by any shareholder, before or after the date and time stated in the notice, if the notice is delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Written notice of any shareholder’s meeting is effective when delivered or mailed to a shareholder by first class, certified or registered U.S. Mail, postage prepaid, or by private carrier service, fees prepaid or billed to the sender, if currently addressed to the shareholder’s address shown in the Corporation’s current record of shareholders. Oral notice of any shareholder meeting is effective when communicated.

A shareholder’s attendance at a meeting:

(a)    waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(b)    waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 6.    Teleconference. Any or all shareholders may participate in any meeting of the shareholders by, or through the use of, any means of communication by which all persons participating in the meeting may simultaneously hear each other during the meeting. Participation by these means constitutes presence in person at the meeting.

Section 7.    Consent of Action Taken at Meetings.

(a)    Any action which may be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, setting forth the action to be taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consents are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. If not otherwise determined by the Board of Directors pursuant to Section 5, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. Action taken under this Section is effective when the last shareholder signs the consent, unless the consent specifies a different prior or subsequent effective date. A consent has the same effect as a meeting vote and may be described as such in any document.

(b)    Any action which may be taken at a meeting of the shareholders may be taken without a meeting, and without prior notice, if one or more written consents setting forth the action to be taken, is signed by holders of outstanding shares having at least the minimum number of votes necessary to authorize the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consent must bear the date of signature of each shareholder who signs the consent and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. If not otherwise determined by the Board of Directors pursuant to Section 5, the record date for determining shareholders entitled to take action without a meeting is the first date on which a signed written consent is delivered to the Corporation. If not otherwise fixed under Section 5, and if prior Board of Directors action is required with respect to the action to be taken without a meeting, the record date is the close of business on the day the resolution of the Board of Directors taking the prior action is adopted. Action taken under this Section is effective when, within sixty (60) days after the earliest dated consent is delivered to the Corporation, written signatures signed by a sufficient number of shareholders to take the action are delivered to the Corporation, unless the consent specifies a different prior or subsequent effective date. A written consent may be revoked by a writing to that effect delivered to the Corporation before unrevoked written consents sufficient in number to take the action are delivered to the Corporation. A consent has the same effect as a meeting vote. Action taken by consent must be identified as such in any document filed in accordance with the Law. If notice of a proposed action is required to be given to nonvoting shareholders and the action is to be taken by written consent of the voting shareholders, the Corporation must give its nonvoting shareholders written notice of the action not more than ten (10) days after written consents sufficient to take the action have been delivered to the Corporation or the date that tabulation of the written consents has been completed. The notice must reasonably describe the action taken and contain or be accompanied by the same material that would have been required to be sent to voting shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action. The notice requirements do not delay the effectiveness of actions taken by written consent, and a failure to comply with the notice requirements does not invalidate actions taken by written consent. However, Section 7(b) does not limit the power of a court to fashion any appropriate remedy in favor of a shareholder adversely affected by a failure to give timely notice. An electronic transmission may be used to consent to an action if the electronic transmission contains or is accompanied by information from which the corporation can determine the date on which the electronic transmission was signed and that the electronic transmission was authorized by the shareholder, the shareholder’s agent, or the shareholder’s attorney in fact. Unless otherwise determined by a resolution of the Board of Directors, delivery of a written consent to the Corporation is delivery to the Corporation’s registered agent at its registered office or to the Secretary of the Corporation at its principal office.

Section 8.    Voting by Shareholders.

(a)    Except as provided in subsections (b), (c) and (d) of this Section, or unless the Articles of Incorporation provide otherwise, each outstanding share, regardless of class, is entitled to one (1) vote on each matter voted on at a shareholders’ meeting.

(b)    Absent special circumstances, the shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation.

(c)    Subsection (b) of this Section does not limit the power of the Corporation to vote any shares, including its own shares, held by it in or for an employee benefit plan or in any other fiduciary capacity.

(d)    Redeemable shares are not entitled to vote after notice of redemption is sent to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 9.    Proxies.

(a)    A shareholder may vote the shareholder’s shares in person or by proxy.

(b)    A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder’s attorney-in-fact.

(c)    An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless a shorter or longer period is expressly provided in the appointment.

(d)    An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. When the interest with which it is coupled is extinguished, the appointment is revoked. Any person who acquires title to a share after a record date for a meeting of shareholders shall upon written request to the shareholder of record for such share be entitled to receive from the shareholder of record a proxy, with power of substitution, to vote that share.

Section 10.    Quorum.

(a)    Shares entitled to vote may take action on a matter at a meeting only if a quorum of those shares exist with respect to that matter, except that any annual or special meeting of the shareholders, or any adjournments thereof, may be adjourned to a later date although less than a quorum be present.

(b)    At any meeting of shareholders, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on the matter.

(c)    A “voting group” means all shares of one (1) or more classes or series that under the Articles of Incorporation are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the Articles of Incorporation to vote generally on the matter are for that purpose a single voting group.

(d)    Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 11.    Organization.

(a)    The Chairman of the Board, and in the Chairman’s absence any officer authorized, and in their absence, any shareholder chosen by the shareholders present, shall call meetings of the shareholders to order and shall act as chairman of such meetings, and the Secretary of the Corporation shall act as secretary of all meetings of the shareholders. In the absence of the Secretary, the presiding officer may appoint a shareholder to act as secretary of the meeting.

(b)    The Secretary, who may call on any officer or officers of the Corporation for assistance, shall make all necessary and appropriate arrangements for the meeting of the shareholders, receive all proxies and ascertain and report by certificate for each meeting of the shareholders the number of shares present in person or by proxy entitled to vote at such meeting. The certificate report of the Secretary as to the regularity of such proxies and as to the number of shares present in person or by proxy and entitled to vote at such meeting shall be received as prima facie evidence of the number of shares which are present in person or by proxy and entitled to vote, for the purpose of establishing a quorum at such meeting, for the purpose of organizing such meeting, and for all other purposes.

Section 12.    Voting Lists. After fixing a record date for a meeting, the Secretary shall prepare an alphabetical list with the names of all shareholders who are entitled to notice of a shareholders’ meeting. The shareholders’ list must be available for inspection by any shareholder entitled to vote at the meeting, beginning five (5) business days before the date of the meeting for which the list was prepared and continuing it through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice and the city where the meeting will be held. A shareholder may inspect and copy the list only if the shareholder’s demand is made in good faith and for a proper purpose, the shareholder describes with reasonable particularity the shareholder’s purpose and the list is directly connected with the shareholder’s purpose. Subject to these restrictions, a shareholder, or the shareholder’s agent or attorney authorized in writing is entitled upon written demand to inspect and to copy the list, during regular business hours and at the shareholder’s expense, during the period it is available for inspection. The Corporation shall make the shareholder list available at the meeting, and any shareholder, or the shareholder’s agent and attorney authorized in writing, is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the shareholders’ meeting.

Section 13.    Required Vote. When a quorum is present at any meeting, action on a matter (other than the election of Directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the provisions of the Law require a greater number of affirmative votes. To be elected, a Director must receive a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. However, a Director who is elected but receives more votes against than for election, shall serve as Director for a term that ends on the date that is the earlier of:

(a)    ninety (90) days after the date on which the voting results are determined; or

(b)    the date on which an individual is selected by the Board of Directors to fill the office held by the Director.

The Board of Directors may select a qualified individual to fill the office held by the Director who received more votes against than for election.

ARTICLE IV

BOARD OF DIRECTORS

Section 1.    Board of Directors. The property and business of the Corporation shall be managed by a Board of Directors. The Board of Directors shall consist of not less than one (1) and not more than five (5) members, as determined from time to time by the Board of Directors. The initial Board of Directors shall consist of one (1) member. A Director need not be a resident of the State of Indiana or a shareholder of the Corporation. The maximum and minimum number of Directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. Directors are elected at the first annual meeting of the shareholders and at each annual meeting of the shareholders thereafter. Directors shall be elected to serve for a term which shall expire at the next annual meeting of the shareholders and thereafter may continue to serve until a successor is elected and qualified, until there is a decrease in the number of Directors, or until such Director’s earlier death, resignation or removal from office.

Section 2.    Duties. The corporate power of the Corporation shall be vested in the Board of Directors, who shall have the management and control of the business of the Corporation. They shall employ such agents and servants as they may deem advisable, and fix the rate of compensation of all agents, employees and officers. A majority of the Board of Directors may designate three or more of its members to constitute an Executive Committee, which Committee shall, to the extent allowed by the Law, as from time to time amended, have and exercise all of the authority of the Board of Directors on the management of the Corporation and have the power to authorize the execution of any and all papers, instruments or documents as well as affix the seal of this Corporation thereto.

Section 3.    Resignation. A Director may resign at any time by delivering written resignation to the Board of Directors, its Chairman, the President, or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 4.    Removal. Any or all of the members of the Board of Directors may be removed at any time for a specific cause found and determined by vote of a majority of the entire Board of Directors. Any or all of the members of the Board of Directors may be removed at any time with or without cause, at a meeting of the shareholders called expressly for that purpose, only by a vote of the holders of a majority of the shares then entitled to vote.

Section 5.    Vacancies. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy, or if the Directors remaining in office constitute fewer than a quorum of the Board, the remaining Directors may fill the vacancy by an affirmative vote of a majority of all the Directors remaining in office. If the vacant office was held by a Director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote and fill the vacancy if it is filled by the shareholders. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date), may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs. If any vacancy or vacancies occurring on the Board of Directors leaves the Board of Directors with no members or if the vote of the remaining members of the Board, as provided in these Bylaws, shall result in a tie, such vacancy may be filled by a vote of the shareholders at a specific meeting called or noticed for that purpose.

Section 6.    Annual Meetings. The Board of Directors shall meet each year as soon as reasonably possible after the annual meeting of the shareholders for the purpose of organization, election of officers and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board specifically called in the manner provided in Section 7 following.

Section 7.    Regular Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting at such place (either within or without the State of Indiana) and time as may be fixed from time to time by resolution of the Board of Directors.

Section 8.    Special Meetings. Special meetings of the Board of Directors may be held upon the call of the Chairman of the Board, the President, or at least twenty-five percent (25%) of the members of the Board of Directors, at any place within or without the State of Indiana, upon two (2) days’ notice. Notice of the date, time and place of the meeting shall be given to each Director, either in person orally or by telephone, or at the Director’s residence or usual place of business, by written means, telegram, or facsimile. Transmission of notice for purposes of this Section 8 is effective, if in writing, at the earliest of: (a) when received; (b) five (5) days after its mailing, as evidenced by its postmark, private carrier receipt, if correctly addressed to the address listed in the most current records of the Corporation; or (c) on the date shown on the return receipt, if sent by registered or certified U.S. Mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. If the transmission of the notice is oral, it is effective when communicated. If the transmission is electronically, it is effective upon receipt. A Director may waive any notice required by the Law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice. Except as provided below, the waiver must be in writing, signed by the Director entitled to the notice, and filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting (or promptly upon the Director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 9.    Teleconference. A member of the Board of Directors may participate in a meeting of the Board by any means of communication by which all Directors participating in the meeting can simultaneously hear each other during the meeting. Participation by these means constitutes presence in person at the meeting.

Section 10.    Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if a written consent describing such action is signed by all the members of the Board of Directors or of such committee as the case may be, and such written consent is included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section is effective when the last Director signs the consent, unless the consent specifies a different prior or subsequent effective date. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.

Section 11.    Quorum. At any meeting of the Board of Directors, the presence of a majority of the members of the Board elected and qualified shall constitute a quorum for the transaction of any business except as provided in Article IV, Section 5, relating to the filling of vacancies in the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors unless the Articles of Incorporation or these Bylaws provide otherwise. A Director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action unless: (a) the Director objects at the beginning of the meeting (or promptly upon the Director’s arrival) to holding or transacting business at the meeting; (b) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the Director delivers written notice of the Director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

Section 12.    Organization. The Chairman of the Board, and in his absence, any Director chosen by the Directors present, shall call meetings of the Board of Directors to order, and shall act as chairman of such meetings. The Secretary of the Corporation shall act as secretary of the Board of Directors, but in the absence of the Secretary the presiding officer may appoint any Director to act as secretary of the meeting.

Section 13.    Distributions. The Board of Directors shall have the power, subject to any restrictions contained in the Articles of Incorporation, to make distributions, including declaring and paying dividends, provided that the solvency and cash-flow prerequisites set forth in the Law are met.

ARTICLE V

COMMITTEES

Section 1.    Designation of Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Other than the Executive Committee, each committee may have one or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by a majority of all the Directors in office when the action is taken. All provisions of these Bylaws governing the meetings, actions without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members as well.

Section 2.    Powers of Committees. The Board of Directors may specify the extent of the authority of any committee it designates and may grant the committee as much authority as the Board has in managing the business and affairs of the Corporation. A committee may not, however:

(a)    Authorize distributions, except it may authorize or approve a reacquisition of shares or other distribution if done according to a formula or method, or within a range, prescribed by the Board of Directors;

(b)    Approve or propose to shareholders action that the Law requires to be approved by shareholders;

(c)    Fill vacancies on the Board of Directors or on any of its committees;

(d)    Except to the extent permitted in subsection (g) of this Section below, amend the Articles of Incorporation;

(e)    Adopt, amend or repeal the Bylaws;

(f)    Approve a plan of merger not requiring shareholder approval; or

(g)    Authorize or approve the issuance or sale or a contract for sale of the Corporation’s shares, or determine the designation and relative rights, preferences, and limitations of a class or series of the Corporation’s shares, except the Board of Directors may authorize a committee to take the action described in this subsection (g) of this Section within limits prescribed by the Board of Directors.

The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a Director with the standards of conduct prescribed by the Law.

ARTICLE VI

OFFICERS OF THE CORPORATION

Section 1.    Officers. The officers of the Corporation shall consist of a President and a Secretary, and may also consist of a Chairman of the Board of Directors, one or more Vice Presidents, a Treasurer and any other offices that may be elected by the Board. Any two or more offices may be held by the same person. The Board of Directors by resolution may create and define the duties of other offices in the Corporation and shall elect or appoint persons to fill all such offices. The salaries of the officers, if any, shall be fixed, from time to time, by the Board of Directors at its discretion. No officer shall be prevented from receiving such salary by reason of the fact such officer is also a Director of the Corporation.

Section 2.    Election, Term of Officer and Qualification. The officers of the Corporation shall be elected by the Board of Directors. Each officer shall hold office until the next annual meeting of the Board and until the officer’s successor is elected and qualified, or until the officer’s earlier death, resignation or removal from office. The election or appointment of an officer does not itself create contract rights.

Section 3.    Resignation and Removal. An officer may resign at any time by delivering written notice to the Board of Directors, its Chairman, the President or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, its Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date. The Board of Directors may remove any officer at any time with or without cause. An officer’s resignation or removal will not affect the officer’s contract rights, if any, with the Corporation.

Section 4.    Vacancies. Whenever any vacancies shall occur in any office by death, resignation, removal, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors at the earliest practicable regular meeting of the Board of Directors. The officer so elected shall hold office until his successor is chosen and qualified.

Section 5.    Chairman of the Board. The Chairman of the Board, if elected, shall be chosen from among the Directors, shall preside at all meetings of the Board of Directors and the shareholders and shall perform such other duties as the Board of Directors may from time to time assign.

Section 6.    President. The President shall be chief executive, operating and administrative officer of the Corporation. In the absence of a Chairman of the Board, the President shall preside at all meetings of shareholders and Board of Directors. The President shall exercise such duties as customarily pertain to the office of the President, shall have general and active supervision over the property, business and affairs of the Corporation and over its several officers. The President may appoint and remove officers, agents or employees other than those appointed by the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or these Bylaws.

The President, or in his absence, any Vice President, shall have full authority to execute proxies on behalf of the Corporation, to vote shares owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of the Law.

Section 7.    Vice Presidents. The Vice Presidents, if elected, shall perform all duties incumbent upon the President during the absence or disability of the President, and perform such other duties as these Bylaws or the Board of Directors may prescribe, or as the President from time to time delegates to them.

Section 8.    Secretary. The Secretary shall have the custody and care of the corporate seal, if any, records, minutes and share books of the Corporation. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and shall keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of such meetings, and shall perform a like duty for all standing committees appointed by the Board of Directors, when required. The Secretary shall authenticate records, attend to the giving and serving of all notices of the Corporation, file and take charge of all papers and documents belonging to the Corporation and perform such other duties as these Bylaws may require or the Board of Directors may prescribe or as are usual to such office.

Section 9.    Treasurer. The Treasurer shall be the financial officer of the Corporation and shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. The Treasurer shall be the legal custodian of all moneys, notes, securities and other valuables which may, from time to time, come into the possession of the Corporation. The Treasurer shall immediately deposit all funds of the Corporation received by the Treasurer in some reliable bank or other depository to be designated by the Board of Directors, and shall keep such bank account in the name of the Corporation. The Treasurer shall furnish at the annual meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as these Bylaws may require, the Board of Directors may prescribe or as are customary to the office. The Treasurer may be required to furnish bond or other adequate security in such amount as shall be determined by the Board of Directors.

Section 10.    Other Officers. The Board of Directors may create other officers and prescribe duties in conjunction with those officers as the Board may from time to time deem desirable.

Section 11.    Delegation of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may, and in the case of the office of Secretary, shall delegate the powers or duties of such officer to any other officers or to any Director, for the time being, provided a majority of the entire Board of Directors concurs therein.

Section 12.    Execution of Documents. All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages, and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of share certificates, registered bonds, or other securities owned by the Corporation, shall, unless otherwise directed by the Board of Directors, or unless otherwise required by the Law, be signed by any one of the following officers: Chairman of the Board, President, any Vice President, Treasurer or Secretary.

ARTICLE VII

CORPORATE BOOKS AND RECORDS

Section 1.    Corporate Books and Records. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall also maintain appropriate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and address of all shareholders in alphabetical order by class or series of shares showing the number and class or series of shares held by each. The Corporation shall maintain such records in written form or in another form capable of conversion into written form within a reasonable time and shall keep a copy of the following records at the principal office:

(a)    The Articles of Incorporation and all amendments or restatements to them currently in effect;

(b)    The Bylaws and all amendments or restatements to them currently in effect;

(c)    Resolutions adopted by the Board of Directors with respect to one (1) or more classes or series of shares in fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

(d)    The minutes of all shareholders’ meetings, and records of all action taken by shareholders within a meeting or without a meeting by written consent as permitted by the Law, for the past three (3) years;

(e)    All written communications to shareholders generally within the past three (3) years, including the financial statements furnished for the past three (3) years;

(f)    A list of the names and business addresses of its current Directors and officers; and

(g)    The most recent annual report delivered to the Indiana Secretary of State.

Except as otherwise provided by the laws of the State of Indiana, the books and records of the Corporation may be kept at such place or places within or without the State of Indiana, as the Board of Directors may from time to time by resolution determine; but that absent such resolution, the books and records of this Corporation shall be kept at the principal office of the Corporation.

Section 2.    Electronic Records. The shareholders and the Directors of the Corporation may conduct actions electronically, as described in IC 26-2-8 et seq., the Indiana Uniform Electronic Transaction Act. For purposes herein, all electronic communications are to be considered “written.” A signature may not be denied legal effect or enforceability solely because it is in electronic form. An electronic signature means an electronic sound, symbol, or process attached to or logically associated with electronic information that is inscribed on a tangible medium and executed or adapted by a person with the intent to sign. Electronic notices from the Corporation to shareholders are effective when sent. In contrast, electronic notices from shareholders to the Corporation are effective only when received.

Section 3.    Fiscal Year. The Corporation’s fiscal year shall be the annual accounting period for federal income tax purposes.

ARTICLE VIII

AMENDMENTS

These Bylaws may be adopted, amended or repealed at any valid meeting of the Board of Directors by an affirmative vote of a majority of the actual number of Directors elected and qualified at the time.

Adopted by the Board of Directors effective as of February 1, 2019